UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective close of business on August 26, 2011, Tim Kirtley has resigned as Interim COO and Chief Credit Officer of The Delaware County Bank & Trust Company (“The Bank”), the wholly-owned subsidiary of DCB Financial Corp, to pursue other professional opportunities with a larger institution.
Mr. Kirtley joined The Bank in 2009 and was instrumental in developing a strong credit risk management team, as well as improved risk management policies and procedures. Tom Whitney, Interim President and CEO noted that “over the last two years, Tim was able to build a solid framework of credit controls for the bank. In addition he developed a well-organized risk management team capable of carrying on the new credit culture of the bank.” Mr. Whitney added, “Though we’ll miss the leadership he has provided, we understand the professional opportunity for which he’s leaving. We wish him much success in the next step in his career.”
The Bank has already begun a search for a new Chief Credit Officer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP
Date: August 18, 2011	By:	/s/ John A. Ustaszewski
John A. Ustaszewski
SVP and Chief Financial Officer

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 18 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2009 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.